Exhibit 99.1

FOR IMMEDIATE RELEASE

SiRF AND CSR TO MERGE CREATING A GLOBAL LEADER IN CONNECTIVITY

AND LOCATION PLATFORMS

Transaction Valued at $2.06 Per Share Representing

a 91% Premium to SiRF Stockholders

San Jose, Calif. – February 9, 2009 – SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today announced a definitive agreement under which SiRF and CSR plc (LSE: CSR) will merge in a stock-for-stock transaction to create a global leader in connectivity and location platforms. The Boards of Directors of both companies have unanimously approved the transaction, which is expected to close in the second quarter of 2009.

CSR is a global leader in the Bluetooth connectivity business with core expertise in multiple connectivity technologies, while SiRF is a leader in the GPS location business with core expertise in GNSS and multifunction system-on-chip (SoC) location platforms. This strategic combination of market leaders will create a global company with significant commercial, operational and technical scale, uniquely positioned to capitalize on the large and growing multifunction consumer electronics market opportunity for connectivity and location technologies. Based on CSR’s and SiRF’s results for fiscal year 2008, on a pro forma basis, the combined companies would have had sales of approximately $927 million. The combination will create the single largest pure play provider of integrated connectivity and location platforms and will be one of the top 10 fabless semiconductor companies in the world. Customers of the combined company include four of the top five handset manufacturers, the top five personal navigation device makers, the top two auto-telematics suppliers, and other leading auto and consumer electronics providers. CSR and SiRF will have design and customer support centers located around the world.

Under the terms of the agreement, SiRF stockholders will receive 0.741 of a CSR share for each share of SiRF common stock they own. Based on the closing stock price for CSR on February 9, 2009, this consideration would be equivalent to $2.06 of CSR stock for each SiRF share, representing total consideration of $136 million. This represents a premium to SiRF stockholders of approximately 91% over SiRF’s closing stock price on February 9, 2009. Upon closing of the transaction, SiRF stockholders are expected to own approximately 27% and CSR shareholders are expected to own approximately 73% of the combined company. The transaction is expected to be tax-free for SiRF stockholders.

Dado P. Banatao, Executive Chairman of the Board and Interim CEO of SiRF, said, “This transaction unites two market and technology leaders in their respective fields who together will be able to deliver a broad portfolio of innovative products that are critical to the rapid evolution of consumer electronics, mobile phones, mobile computers and automotive devices. Our market opportunity is being driven by growing consumer demand for greater functionality. Our ability to offer customers both leading edge location and connectivity technologies will be a key competitive advantage. Together with CSR, we can accelerate our strategic plans, realize growth opportunities faster than either company could on its own, diversify our revenues and capitalize on market opportunities to create value for shareholders.”

Commenting on the merger, Joep van Beurden, CEO of CSR, said, “Financially, strategically and commercially, this is a compelling transaction. We expect it to be significantly accretive, to enhance the enlarged group’s financial strength and cash position and to create new and wider revenue opportunities that neither party on its own could pursue as effectively. Strategically, this deal considerably strengthens our leadership position in the Connectivity Centre, a strategy which we believe encapsulates the way our marketplace is developing. Commercially, there is a powerful, complementary fit between the technologies, skill sets and customer relationships of both companies and the way we both see our customers’ needs evolving. Together we create a group substantially better placed both to meet the challenges of today and to emerge even stronger from the current testing market conditions.”

Kanwar Chadha, SiRF’s founder, Board member and Vice President of Marketing, said, “This merger unites two companies with a shared market vision and equally strong commitments to innovation, customers, shareholders and employees. CSR is the right partner to create additional growth opportunities for our company, and we believe that both our companies will benefit significantly by being part of a larger, dynamic and growing organization. Both companies have successfully competed against much larger companies in their respective fields, and we believe that this transaction, which combines our innovative technologies, will significantly enhance competition in the marketplace. We will take advantage of the strengths of each company to take our business to the next level, and we look forward to working with the CSR team to ensure an effective and seamless transition.”

Benefits of the Transaction

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Combined Product Roadmap Offers Compelling Next Generation Solutions. The combined company will have significant R&D resources to deliver a broader portfolio of innovative location and connectivity solutions to customers. SiRF’s and CSR’s respective teams of industry-leading experts will drive innovation, including the ability to meet the significant customer demand for high performance location and connectivity features on smaller, lower power chips. R&D efforts will continue to support each company’s existing product lines and will also be focused on the delivery of additional multifunction radio chips, which combine CSR’s Bluetooth and other connectivity capabilities with SiRF’s GPS and GNSS technologies.

•

Enhanced Ability to Capture Growing Market Opportunities and Create Significant Revenue Synergies. Combined, SiRF and CSR will be well-positioned to capitalize on the large and growing market opportunities for each company’s product offerings. The combined company will benefit from significantly increased scale to meet the demand for both connectivity and location services in a broad range of products spanning mobile phones, automobiles, personal computers, mobile internet devices, digital cameras, mobile gaming and other consumer electronics products. Furthermore, the companies expect to achieve significant additional revenue synergies beginning in 2010 and beyond through a combination of cross-selling opportunities, deeper penetration of existing customers, new product offerings combining complementary technologies and access to new markets.

•

Combination Delivers Significant Financial Synergies. The companies expect a combination of CSR and SiRF will deliver significant cost savings from gross margin improvements and reduced R&D, sales and marketing and overhead costs. The companies expect that annual cost synergies of at least $35 million can be achieved through steps that can be implemented within 60 days post completion of this transaction.

•

Enhances Financial Strength and Flexibility. The combined company is expected to have a strong balance sheet and cash position. At the end of fiscal year 2008, on a pro forma basis, the combined company had $378 million in cash and no bank debt.

Following the close of the transaction, CSR’s Board of Directors will be expanded to add two members of the SiRF Board, Messrs. Banatao and Chadha. Mr. van Beurden will lead the combined company as Chief Executive Officer with the remaining leadership to be comprised of executives from both SiRF and CSR. The combined company will be headquartered in Cambridge (United Kingdom), and SiRF’s San Jose, California headquarters will become the headquarters for CSR’s U.S. operations.

The transaction is subject to regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, SEC registration of CSR’s shares and other customary closing conditions. The transaction is also subject to the approval of SiRF and CSR shareholders.

CSR is currently listed on the London Stock Exchange. Upon closing of the transaction, CSR will provide a facility to enable U.S. shareholders to trade their shares.

Goldman, Sachs & Co. and Simpson Thacher & Bartlett LLP acted as financial advisor and legal counsel for SiRF, respectively.

Conference Call Details

SiRF will host a conference call on February 10, 2009, at 8:00 AM Eastern Time / 5:00 AM Pacific Time to discuss this announcement, in addition to the Company’s fourth quarter and full-year 2008 financial results, which were separately announced. This event is available through the SiRF Technology web site at www.sirf.com by clicking on the “Investors” link.

Listeners should go to the website at least ten minutes before the event to download and install any necessary audio software. For those unable to attend the live broadcast, an archived version of the webcast will be available for one month.

The call can also be heard by dialing (800) 894-5910 (domestic) or (785) 424-1052 (international) and entering the conference id: SIRF. A telephonic replay will also be available approximately 2 hours following the earnings call and will be available for two weeks. The telephone playback of the conference call can be accessed by dialing (800) 374-0934.

About SiRF Technology Holdings, Inc.

SiRF Technology Holdings, Inc. (NASDAQ:SIRF) develops and markets multifunction location platforms based on semiconductor and software products that are designed to enable location-awareness utilizing GPS and other location technologies, enhanced by wireless connectivity and multimedia capabilities, for high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into a wide range of mobile consumer devices such as automobile navigation and telematics systems, portable navigation devices (PNDs), mobile phones, mobile computers, mobile internet devices, handheld and wearable GPS recreational devices, digital cameras and camcorders, mobile gaming devices, child and pet trackers, and GPS-based peripherals, as well as into commercial applications such as logistics management systems, enterprise and carrier LBS servers, asset tracking devices, and fleet management systems. For more information see www.sirf.com.

About CSR

CSR is a leading global provider of wireless voice and data communications focussing on the Connectivity Centre and its product portfolio covers Bluetooth, GPS, FM and Wi-Fi (IEEE802.11). CSR offers developed hardware/software solutions based around its silicon platforms that incorporate fully integrated radio and microcontroller elements. CSR’s customers include industry leaders such as Audi, Ford, LG, Motorola, NEC, Nokia, Panasonic, RIM, Samsung, Sharp, Sony, TomTom and Toshiba.

CSR has its headquarters and offices in Cambridge, UK, and offices in Japan, Korea, Taiwan, China, India, France, Denmark, Sweden and both Dallas and Detroit in the USA. More information can be found at www.csr.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of SiRF Technology Holdings, Inc. (“SiRF”) concerning the proposed merger of SiRF with SiRF Acquisition Sub, Inc., a direct, wholly-owned subsidiary of CSR (“CSR”) (the “merger”) and other future events and their potential effects on SiRF, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. The risks and uncertainties we face include, without limitation: the ability to obtain the approval of the transaction by SiRF’s stockholders and CSR’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; the ability to realize the expected cost and revenue synergies from the transaction in the amounts or in the timeframe anticipated; the ability to integrate SiRF’s businesses into those of CSR’s in a timely and cost-efficient manner; the development of the markets for SiRF’s and CSR’s products, the combined company’s ability to develop and market a multifunction radio product containing our GPS-based location technology and CSR’s Bluetooth technology in a timely fashion; weak current economic conditions, uncertain future economic conditions, and the difficulty in predicting sales, even in the short-term; factors affecting the quarterly results of SiRF, CSR and the combined Company, sales cycles, price reductions, dependence on and qualification of foundries to manufacture the products of SiRF, CSR and the combined company, production capacity, the ability to adequately forecast demand, customer relationships, the ability of SiRF, CSR and the combined company to compete successfully, our product warranties, the impact of legal proceedings, the impact of the intellectual property indemnification practices of SiRF, CSR and the combined company; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. RISK FACTORS” of our Quarterly Report on Form 10-Q for the quarter ended September 27, 2008 filed with the Securities and Exchange Commission, for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect our actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and SiRF undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving SiRF and CSR. In connection with the proposed merger, CSR intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form F-4 containing a proxy statement/prospectus for the stockholders of SiRF and each of SiRF and CSR plan to file other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus will be mailed to stockholders of SiRF. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SIRF’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. THIS ANNOUNCEMENT DOES NOT CONSTITUTE, OR FORM PART OF, AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus, as well as other relevant documents containing important information about SiRF and CSR at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. SiRF’s stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to SiRF, 217 Devcon Drive, San Jose, CA, 95112-4211, Attention: Investor Relations, +1 (408) 392-8480 or CSR, Unit 400, Cambridge Science Park, Milton Road, Cambridge, CB4-0WH, United Kingdom, Attention: Investor Relations, +44 (0) 1223 692 000.

SiRF and its directors and executive officers, CSR and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from SiRF’s stockholders with respect to the proposed merger. Information about SiRF’s directors and executive officers and their ownership of SiRF’s common stock is set forth in SiRF’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and SiRF’s revised proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on July 3, 2008. SiRF has been informed by CSR that none of CSR’s directors and executive officers holds any direct or indirect interests in SiRF. Stockholders may obtain additional information regarding the interests of SiRF and its directors and executive officers and CSR and its directors and executive officers in the proposed merger, which may be different than those of SiRF’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger, when filed with the SEC.

Contacts

Investors and Shareholders:	Financial & Business Media:
Dennis Bencala, Chief Financial Officer	Joele Frank, Wilkinson Brimmer Katcher
SiRF Technology Holdings, Inc.	Judith Wilkinson / Tim Lynch
+1 (408) 392-8314	+1 (212) 355-4449
dbencala@sirf.com

Trade Media:
Lori Evans
Evans Public Relations/for SiRF Technology Holdings, Inc.
+1 (650) 200-5891
lori@evanspublicrelations.com